EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended March 31, 2020 Financial Results; Declares Quarterly Distribution of $0.41 Per Share for Q2, 2020

Available Liquidity of $700 Million

Net Leverage of 0.56x

100% of Portfolio Performing at Fair Value

NEW YORK, May 07, 2020 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $15.9 million, or $0.38 per share, for the first quarter 2020.

At March 31, 2020, net asset value (NAV) was $19.24 per share, a decline of approximately 10.3% from year end 2019 driven primarily by unrealized mark-to-market losses. As of March 31, 2020, 100% and 98.2%, on a fair value basis and cost basis, respectively,  of the Company’s portfolio was performing, with one investment on non-accrual.

The Board declared a second quarter distribution of $0.41 per share payable on July 2, 2020 to stockholders of record as of June 18, 2020. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2020:

Comprehensive Investment portfolio* fair value: $1.56 billion
Number of portfolio companies: 194
Net assets: $813.1 million
Net asset value per share: $19.24
Net leverage: 0.56x
Available capital**: $700 million

Comprehensive Investment Portfolio Activity*** for the Quarter Ended March 31, 2020:

Investments made during the quarter: $83.8 million
Investments prepaid and sold during the quarter: $256.1 million

Operating Results for the Quarter Ended March 31, 2020:

Net investment income: $15.9 million
Net investment income per share: $0.38
Net realized and unrealized loss: $91.3 million
Net decrease in net assets from operations: $75.5 million
Loss per share:  $1.79

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), and NEF Holdings, LLC’s (“NEF”) full portfolio and excludes the fair value of the equity interests in Crystal Financial and NEF.

** See Liquidity and Capital Resources.

** *Includes investment activity through Crystal Financial (including its ownership of its SBIC), and NEF.

“The combination of our niche specialty finance businesses and investing in first lien loans in recession-resilient industries has resulted in a diversified and defensive portfolio which we believe will weather this downturn. At March 31, over 80% of our comprehensive portfolio was invested in loans in our specialty finance strategies. The collateral supporting these loans should provide meaningful downside protection,” said Michael Gross, Co-CEO of Solar Capital. “While our portfolio has not been immune to the severe economic disruption, we expect to recapture a significant portion of this quarter’s unrealized depreciation as the secondary market technicals and economy recover.”

“In addition, the conservative management of our liabilities has resulted in a stable funding profile, low leverage, strong liquidity, and favorable positioning to make new investments,” said Bruce Spohler, Co-CEO of Solar Capital. “Our commercial finance platform gives us the ability to provide structured solutions to businesses with short-term liquidity needs yet sustainable business plans. Our $700 million of available capital positions us to grow the portfolio over the coming year with more attractive investments than were available prior to the COVID crisis.”

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, May 8, 2020. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 2049806 when prompted. A telephone replay will be available until May 22, 2020 and can be accessed by dialing (855) 859-2056 and using the passcode 2049806. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2020, Solar Capital had total originations of $83.8 million and repayments and amortization of $256.1 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending, resulting in a net portfolio reduction of $172.3 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended March 31, 2020 was as follows:

Comprehensive Investment Portfolio Activity(1) Q1 2020 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$32.5	$11.6	$19.4	$20.3	$83.8
Repayments / Amortization	$159.2	$33.9	$38.8	$24.2	$256.1
Net Portfolio Activity	($126.7)	($22.3)	($19.4)	($3.9)	($172.3)

  Portfolio activity includes gross originations/repayments across each business unit.
  Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans	$290.7	18.7%	10.0%(5)
Asset-Based Senior Secured Loans / Crystal Financial(1)	$619.4	39.8%	10.6%(6)
Equipment Senior Secured Financings / NEF(2)	$345.7	22.2%	10.9%(7)
Life Science Senior Secured Loans	$284.9	18.3%	10.6%(8)
Total Senior Secured Loans	$1,540.7	99.0%	10.6%
Equity and Equity-like Securities(3)	$16.2	1.0%
Total Comprehensive Investment Portfolio	$1,556.9	100%
Floating Rate Investments(4)	$1,190.3	76.9%
First Lien Senior Secured Loans	$1,428.6	91.8%
Second Lien Senior Secured Cash Flow Loans	$57.7	3.7%
Second Lien Senior Secured Asset-Based Loans	$54.4	3.5%
  Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
  Excludes Crystal and NEF, which distribute quarterly cash dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
  Represents the weighted average of each individual loan’s yield to maturity based on fair market value at March 31, 2020.
  Represents the weighted average of each individual loan’s current internal rate of return.
  Represents the weighted average of each individual loan’s yield to maturity (excluding residual upside on tax leases). Loans held on SLRC’s balance sheet based on fair value and loans owned within NEF Holdings based on par.
  Represents the weighted average of each individual loan’s yield to maturity based on fair value at March 31, 2020 (excluding exit fees and warrants).

The Comprehensive Investment Portfolio is diversified across approximately 194 unique borrowers in over 80 industries and with an average exposure of $8.0 million, or 0.5% per issuer.

At March 31, 2020, 99.0% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 91.8% first lien senior secured loans and approximately 7.2% second lien senior secured loans of which 3.7% were second lien cash flow loans and 3.5% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 10.6% at March 31, 2020.

Solar Capital Ltd. Portfolio

Asset Quality

As of March 31, 2020, 100% and 98.2%, on a fair value basis and cost basis, respectively,  of the Company’s portfolio was performing, with one investment on non-accrual.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$168.7	13.2%
2	$1,018.5	79.8%
3	$88.2	6.9%
4	$0.7	0.1%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q1 2020 (in millions)
For the Period:	Cash Flow Lending(1)	Asset-based Lending / Crystal Financial(2)	Equipment Financing / NEF(3)	Life Science Lending	Total
Q1 2020	$9.6	$8.9	$5.0	$9.4	$32.9
% Contribution	29.3%	26.9%	15.3%	28.5%	100%

  Includes interest income/fees from cash flow loans on balance sheet.
  Includes interest income/fees from asset based loans on balance sheet and distributions from Crystal Financial.
  Includes interest income/fees from equipment financings on balance sheet and distributions from NEF Holdings.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended March 31, 2020 compared to the Quarter Ended March 31, 2019.

Investment Income

For the fiscal quarters ended March 31, 2020 and 2019, gross investment income totaled $32.9 million and $39.3 million, respectively. The decrease in gross investment income for the year over year period was generally due to a decrease in the size of the income-producing portfolio.

Expenses

Expenses totaled $17.1 million and $20.8 million, respectively, for the fiscal quarters ended March 31, 2020 and 2019. The decrease in expenses for the year over year period was primarily due to lower management and incentive fees resulting from a reduction in portfolio yield on a smaller income producing investment portfolio on average.

Net Investment Income

The Company’s net investment income totaled $15.9 million and $18.5 million, or $0.38 and $0.44 per average share, respectively, for the fiscal quarters ended March 31, 2020 and 2019.

As of March 31, 2020, Solar Capital had only one loan with a PIK component to its interest rate. Cash interest and dividends represented over 99% of the Company’s $32.9 million Q1 2020 gross investment income.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended March 31, 2020 and 2019 totaled approximately ($91.3) million and $6.4 million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2020 and 2019, the Company had a net increase (decrease) in net assets resulting from operations of ($75.5) million and $24.8 million, respectively. For the fiscal quarters ended March 31, 2020 and 2019, earnings (loss) per average share were $(1.79) and $0.59, respectively.

Liquidity and Capital Resources

Unsecured Debt
As of March 31, 2020, Solar Capital had $446 million of fixed rate unsecured notes including the issuance in December 2019 of $200 million of unsecured notes, consisting of $125 million of five-year notes and $75 million of seven-year notes. At March 31, 2020, approximately 86% of the Company’s funded debt was comprised of unsecured term notes.

Credit Facilities and Available Capital
In February, 2020, Solar Capital secured an additional $75 million in commitments to the Company’s primary credit facility bringing total commitments to $620 million.

At March 31, 2020, the Company had no borrowings under its $545 million and $50 million revolving credit facilities and had approximately $60 million in cash on hand. Currently Solar Capital’s borrowing base far exceeds the Company’s revolving credit facilities, which provides it with full access to this capital, bringing our total available capital, including available capital and cash at Crystal and NEF, to approximately $700 million.

Leverage
On March 30, 2020, the Company’s net leverage was 0.56x. Solar Capital’s current leverage provides a significant cushion to covenant levels and the regulatory limit of 2:1 total debt-to-equity.

Unfunded Commitments
At March 31, 2020, Solar Capital had unfunded commitments of approximately $118.5 million, which included $44 million designated as potential growth capital to Crystal Financial, a portfolio company that the Company controls. The other unfunded commitments largely consist of contingent delayed draw term loan commitments related mostly to add-on acquisition financing in our cash flow lending business, as well as incremental financing commitments to life science companies tied to capital or operating thresholds or benchmarks, totaling $74.5 million. Delayed draw term commitments are also typically subject to leverage covenants that prevent portfolio companies from calling additional debt without a viable and oftentimes preconditioned business purpose. Importantly, at this point, less than $12 million of the Company’s $118.5 million of unfunded commitments are for revolvers that can be fully drawn by the borrowers.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2020 (unaudited)	December 31, 2019

Assets
Investments at fair value:
Companies less than 5% owned (cost: $873,622 and $989,564, respectively)	$807,506	$970,821
Companies more than 25% owned (cost: $512,770 and $513,119, respectively)	468,581	524,003
Cash	60,589	16,783
Cash equivalents (cost: $424,988 and $419,571, respectively)	424,944	419,571
Dividends receivable	6,257	10,488
Interest receivable	5,912	5,401
Receivable for investments sold	1,787	2,207
Prepaid expenses and other assets	823	615

Total assets	$1,776,399	$1,949,889

Liabilities
Debt ($521,000 and $593,900 face amounts, respectively, reported net of unamortized debt issuance costs of $6,598 and $6,783, respectively.)	$502,902	$587,117
Payable for investments and cash equivalents purchased	425,879	419,662
Distributions payable	17,327	17,327
Management fee payable	6,269	6,747
Performance-based incentive fee payable	1,480	4,281
Interest payable	6,559	3,678
Administrative services payable	—	2,757
Other liabilities and accrued expenses	2,899	2,440

Total liabilities	$963,315	$1,044,009

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	988,792	988,792
Accumulated distributable net loss	(176,131)	(83,335)

Total net assets	$813,084	$905,880

Net Asset Value Per Share	$19.24	$21.44

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	March 31, 2020	March 31, 2019

INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$24,834	$28,143
Companies more than 25% owned	1,356	1,063
Dividends:
Companies less than 5% owned	13	3
Companies more than 25% owned	6,468	9,952
Other income:
Companies less than 5% owned	228	93
Companies more than 25% owned	5	5

Total investment income	32,904	39,259

EXPENSES:
Management fees	$6,269	$6,562
Performance-based incentive fees	1,480	4,616
Interest and other credit facility expenses	7,040	7,328
Administrative services expense	1,147	1,368
Other general and administrative expenses	1,115	921

Total expenses	17,051	20,795

Net investment income	$15,853	$18,464

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, DEBT AND UNFUNDED COMMITMENTS:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$28	$29
Companies more than 25% owned	—	(563)

Net realized gain (loss) on investments and cash equivalents	28	(534)

Net change in unrealized gain (loss) on investments, cash equivalents and unfunded commitments and net change in unrealized (gain) loss on debt:
Companies less than 5% owned	(47,415)	39
Companies more than 25% owned	(55,074)	6,863
Debt	11,500	—
Unfunded commitments	(361)	—

Net change in unrealized gain (loss) on investments, cash equivalents, debt and unfunded commitments	(91,350)	6,902

Net realized and unrealized gain (loss) on investments, cash equivalents, debt and unfunded commitments	(91,322)	6,368

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(75,469)	$24,832

EARNINGS (LOSS) PER SHARE	$(1.79)	$0.59

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770